Exhibit 99.1

FOR IMMEDIATE RELEASE

PINGTAN MARINE ENTERPRISE FILES AMENDED FINANCIAL RESULTS to REFLEct 20 fishing vessels LEASED AT HISTORICAL COST; SCHEDULES 2014 THIRD QUARTER FINANCIAL RESULTS AND CONFERENCE CALL

Restatement resulted in increase to net income in

consolidated statement of operations

FUZHOU, China – November 6, 2014 -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”), an integrated marine services company in the People’s Republic of China (PRC), announced today that the Company will restate its previously issued annual financial statements for the years ended December 31, 2013 and 2012, and for the periods ended March 31, 2014 and 2013, and June 2014 and 2013 primarily to reflect 20 fishing vessels leased from a related party pursuant to an operating lease rights agreement at historical cost in property, plant and equipment, clarify certain disclosures, and record other miscellaneous adjustments such as the reclassification of certain balance sheets items and adjustments to depreciation and amortization expense. This restatement had the effect of reducing total assets by $188 million and stockholder’s equity by $187 million at December 31, 2013.

The restatement had a positive impact on the consolidated statement of income for all affected periods. For the year ended December 31, 2013, net income from continuing operations increased by approximately $1.6 million, or $0.01 per basic and diluted share, to $47.1 million, or $0.60 per basic and diluted share.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We worked diligently with our newly appointed auditors, BDO China, and our newly appointed financial accounting consultant to properly reflect the accounting impact of these restatements and we have improved our financial reporting capabilities. The immediate impact of these restatements on our consolidated financial statements was a reduction in our total assets and shareholders’ equity, and a benefit to our consolidated statement of income due to lower depreciation and amortization expenses. We do not expect these accounting changes to have any current or future impact on the profit potential for Pingtan as we expand our fleet.”

The Company has concurrently filed additional information regarding the reclassification with the Securities and Exchange Commission (SEC) on Form 8-K, which can be viewed at the SEC’s website: www.sec.gov.

Quarterly Conference Call

The Company also announced that it expects to release its financial results for the third quarter ended September 30 2014, after the market closes on Monday, November 10, 2014 and will conduct a quarterly conference call to discuss those results and the Company’s operations at 9:00 a.m. ET on Tuesday, November 11, 2014.

Pingtan Marine Enterprise	Page 2
November 6, 2014

Conference Call Details

Tuesday, November 11, 2014 – 9:00 a.m. ET

Participant Dial-In Numbers:

(United States):	877-407-0310
(International):	201-493-6786

Webcast

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q3-2014. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company, engaging in ocean fishing through its PRC variable interest entity, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned and leased fishing vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS

The Equity Group Inc.

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com